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                                                           EXHIBIT 10(iii))(a)28

January 4, 2001

Mr. Hossein Eslambolchi

Dear Hossein,

         In recognition of the role AT&T Corp. (the "Company") anticipates that you will play as a Senior Manager, and pursuant to the terms of the Executive Term Sheet dated January 4, 2001, the Company agrees to pay you a Special Retention Payment (Payment) equal to the sum of $3,462,603.87 ($2,000,000 net of federal income and Medicare taxes; Attachment A). This Payment completely replaces and supersedes any other arrangement for special allowance payments of the type that the Company previously paid to you. This Payment shall be subject to the terms and conditions set forth below in this letter ("Agreement").

         As soon as is administratively feasible after your date of hire, (hereinafter the "Effective Date"), the Company shall make the Payment to you in the sum of $3,462,603.87. This will result in a net payment of $2,230,212.30 after the deduction of federal and state income taxes at standard withholding rates, and FICA and Medicare tax withholdings.

         This Payment is subject to payroll tax withholding and reporting, and is in addition to and not in lieu of any qualified or non-qualified pension, savings, or other retirement plan, program or compensation. This Payment is not included in the base for calculating benefits under the employee benefit plans, programs or practices of the Company or its affiliates.

         Your right to retain this payment shall be contingent upon your continued employment with the Company through the fifth anniversary of the Effective Date. If, prior to the fifth anniversary of the Effective Date, you voluntarily resign from the Company or are terminated for Cause, as defined below, you will be required to repay to the Company the entire Special Retention Payment of $3,462,603.87 within ninety (90) days of such termination of employment. Following such termination the Company shall apply the following payments related to your employment, less any amounts required to be withheld for FICA, and for federal, state, and local income taxes, to the unpaid balance:

         Payments of compensation, including but not limited to salary and vacation pay unpaid as of your termination of employment, Long Term and Annual Incentive Awards.

                          AT&T Proprietary (Restricted)

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         You shall continue to be obligated to repay any unpaid balance that remains after the application of such payments. If the entire amount is not repaid within ninety days following such termination of employment, you will also be required to pay interest on the unpaid balance for any period in which there is an unpaid balance, at the Prime Rate of interest as published in the Wall Street Journal on the first business day of each month.

         In the event of your termination of employment for any other reason including termination with Good Reason as defined below, prior to the fifth anniversary of the Effective Date, you will have no obligation to the Company with regard to this Payment.

         This Agreement may not be amended or waived, unless the amendment or waiver is in a writing, signed by you and AT&T's Executive Vice President - Human Resources.

         It is understood and agreed that you will not talk about, write about or otherwise publicize the terms or existence of this Agreement or any fact concerning its execution or implementation unless required by law or to enforce the terms of this Agreement. You may, however, discuss its contents with your spouse, legal and/or financial counselor, provided that you advise them of your obligations of confidentiality and that any disclosures made by any of them may be treated by the Company as disclosures made by you for purposes of this provision.

         THIS AGREEMENT IS NOT AN EMPLOYMENT CONTRACT AND SHOULD NOT BE CONSTRUED OR INTERPRETED AS CONTAINING ANY GUARANTEE OF CONTINUED EMPLOYMENT. THE EMPLOYMENT RELATIONSHIP WITH THE COMPANY IS BY MUTUAL CONSENT ("EMPLOYMENT-AT-WILL"). THIS MEANS THAT EMPLOYEES HAVE THE RIGHT TO TERMINATE THEIR EMPLOYMENT AT ANY TIME AND FOR ANY REASON. LIKEWISE, THE COMPANY RESERVES THE RIGHT TO DISCONTINUE YOUR EMPLOYMENT WITH OR WITHOUT CAUSE AT ANY TIME AND FOR ANY REASON.

         For purposes of this Agreement:

         "Good Reason" shall mean:

         (i) any diminution in position, authority, duties or responsibilities (whether or not occurring solely as a result of the Company's ceasing to be a publicly traded entity) that is not remedied by the Company within thirty (30) days after receipt of notice thereof given by you, or
         (ii) a reduction in your "Total Annual Compensation" (defined as the sum of your Annual Base Salary Rate, Target Annual Bonus, and Target LTIP) for any calendar or fiscal year, as applicable.

                          AT&T Proprietary (Restricted)

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         "Cause" shall mean:

         (i) your conviction (including a plea of guilty or nolo contendere) of a crime involving theft, fraud, dishonesty or moral turpitude;

         (ii) gross omission or gross dereliction of any statutory, common law or other duty of loyalty to the Company or any of its affiliates;

         (iii) violation by you of the Non-Competition Guideline (attached hereto) or material violation by you of the Company's Code of Conduct;

         (iv) Your repeated failure to carry out your job duties despite specific instructions to do so; provided, however, that your failure to meet specific business objectives despite good faith efforts to do so shall not be considered Cause.

         You understand that the terms of Agreement shall apply to the Company and its successors. The Company specifically reserves the right to assign the terms of this Agreement to any successor, whether the successor is the result of a sale, purchase, merger, consolidation, asset sale, divestiture or spin-off or any combination or form thereof. No sale, purchase, merger, consolidation, asset sale, divestiture or spin-off or any combination or form thereof by the Company shall be construed as a termination of your employment and will not be considered a termination for purposes of this Agreement.

         The construction, interpretation and performance of this Agreement shall be governed by the laws of the State of New Jersey, without regard to its conflict of laws rule.

         Hossein, I am happy to present this Agreement to you. If you agree with the terms and conditions detailed above, please sign this Agreement in the space provided below and return the executed original to me.

                                                       Sincerely,

                                                       /s/ Mirian Graddick-Weir
                                                       -------------------------
                                                       Mirian Graddick-Weir
                                                       Executive Vice President

Attachment

/s/ Hossein Eslambolchi                  1/5/01
-------------------------------          ----------------------------
Acknowledged and agreed to               Date

                          AT&T Proprietary (Restricted)

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Hossein Eslambolchi

                         AT&T Proprietary (Restricted)

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March 9, 2001

Mr. H. Eslambolchi

Dear Hossein,

Per our recent discussions, the agreement dated January 4, 2001, concerning your Special Retention Payment is hereby amended as follows:

         1. The Special Retention Payment shall be modified to consider California State income tax in the determination of the amount of the Special Retention Payment. Accordingly, the Special Retention Payment shall equal $3,835,473.53 ($2,000,000 net of federal and state income taxes and Medicare taxes.) All references to the Special Retention Payment (Payment) shall refer to this revised amount.

              An additional payment shall, therefore, be paid to you on or about April 1, 2002 in the amount of $372,869.66, representing the increase in the Special Retention Payment resulting from this amendment. This payment shall be subject to any required withholdings for federal, state and local income taxes and FICA taxes.

         2. Amended Attachment A to this letter replaces Attachment A to the January 4, 2001 agreement.

All other terms and conditions of the January 4, 2001 agreement shall remain unchanged and continue to apply. Hossein, if you agree with this amendment, please sign this document in the space provided below.

                         AT&T Proprietary (Restricted)

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                                                       Sincerely,

                                                       /s/  Mirian Graddick-Weir
                                                       -------------------------
                                                       Mirian Gradick-Weir
                                                       Executive Vice President

/s/  Hossein Eslambolchi
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Acknowledged and Agreed
Hossein Eslambolchi

                         AT&T Proprietary (Restricted)

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